UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 22, 2014

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Private Placement of Shares of Common Stock

On August 22, 2014, Ironclad Performance Wear Corporation (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with certain of the Company’s directors and officers (the “Purchasers”) pursuant to which the Company agreed to sell in a private placement (the “Private Placement”) an aggregate of 2,124,691 shares of the Company’s common stock at a purchase price of $0.2871 per share, a 10% premium to the trailing ten-day average closing price.

The Private Placement was effected to allow the Company’s directors and officers to increase their ownership of Ironclad’s common stock in accordance with the Company’s Equity Ownership Guidelines and resulted in aggregate proceeds to the Company of approximately $610,000.

Pursuant to the Subscription Agreements, the Purchasers entered into “lock-up” agreements (the “Lock-Up Agreements”) prohibiting sales of the shares of the Company’s common stock purchased in the Private Placement for a period of one year, in order to ensure that the Purchasers did not receive any substantial benefit over what other shareholders could achieve by buying in the open market.

The foregoing descriptions of the Subscription Agreements and Lock-Up Agreements contained in this Form 8-K are qualified in their entirety by reference to the full text of the Form of Subscription Agreement and Form of Lock-Up Agreement, filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The Company has issued a press release reporting the closing of the Private Placement, which is filed herewith as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The securities issued pursuant to the Private Placement were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) under Rule 506 of Regulation D promulgated under the Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit
10.1	Form of Subscription Agreement
10.2	Form of Lock-Up Agreement
99.1	Press Release of Ironclad Performance Wear Corporation dated August 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PERFORMANCE WEAR CORPORATION

Date:	August 25, 2014	By:	/s/ William Aisenberg
William Aisenberg
Executive Vice President & Chief Financial Officer